Energy Systems North East, LLC
Income Statement
For the Years Ended September 30, 2003 and 2002
(Unaudited)                                                                   Year Ended                    Year Ended
                                                                          September 30, 2003            September 30, 2002
                                                                          --------------------          --------------------

Revenue - Merchant Operation                                                      $ 1,927,511                   $ 2,728,457
Expenses - Merchant Operation                                                       1,572,387                     1,609,310
                                                                           --------------------          --------------------
Margin - Merchant Operation                                                           355,124                     1,119,147
                                                                           --------------------          --------------------

Revenue - Tolling Operation                                                                 -                       371,897
Expenses - Tolling Operation                                                                -                       247,947
                                                                          --------------------          --------------------
Margin - Tolling Operation                                                                  -                       123,950
                                                                          --------------------          --------------------

Revenue - Steam Generation                                                          3,340,775                     1,929,299
Expenses - Steam Generation                                                         3,098,668                     1,760,197
                                                                          --------------------          --------------------
Margin - Steam Generation                                                             242,107                       169,102
                                                                          --------------------          --------------------

Capacity Revenue                                                                    1,134,267                     1,834,335
Other Operating Revenue                                                                     -                        92,960
                                                                          --------------------          --------------------
                                                                                    1,134,267                     1,927,295

Total Margin                                                                        1,731,498                     3,339,494
                                                                          --------------------          --------------------

Operation Expenses:
Depreciation and Amortization                                                       1,096,117                     1,096,117
General and Administrative                                                          1,301,755                     1,341,295
Utilities                                                                             447,503                       527,281
Operations and Maintenance                                                            412,506                       560,522
Operating Fee                                                                         216,505                       283,333
Other                                                                                 247,256                       235,515
                                                                          --------------------          --------------------
                                                                                    3,721,642                     4,044,063
                                                                          --------------------          --------------------

Operating Loss                                                                     (1,990,144)                     (704,569)

Interest Income                                                                        33,278                        43,632
Interest Expense                                                                      995,868                     1,151,758
Other Income                                                                          290,250                       499,811
                                                                          --------------------          --------------------

Net Loss                                                                         $ (2,662,484)                 $ (1,312,884)
                                                                          ====================          ====================

Energy Systems North East, LLC
Balance Sheet
September 30, 2003 and 2002
(Unaudited)
                                                                       September 30,                    September 30,
Assets                                                                     2003                             2002
                                                                    --------------------             --------------------
 Current Assets
  Cash and Cash Equivalents                                                 $ 3,591,615                      $ 4,627,778
  Accounts Receivable                                                           480,187                        1,293,561
  Prepaid Expenses                                                              233,423                          275,152
                                                                    --------------------             --------------------
                                                                              4,305,225                        6,196,491
                                                                    --------------------             --------------------

   Property, Plant & Equipment                                               21,550,983                       21,550,983
   Less: Accumulated Depreciation                                            (2,627,702)                      (1,540,335)
                                                                    --------------------             --------------------
                                                                             18,923,281                       20,010,648
                                                                    --------------------             --------------------

                                                                    --------------------             --------------------
   Other Assets                                                                 153,854                          197,585
                                                                    --------------------             --------------------

                                                                    --------------------             --------------------
Total Assets                                                               $ 23,382,360                     $ 26,404,724
                                                                    ====================             ====================

Liabilities & Equity
 Current Liabilities
  Accounts Payables                                                         $ 1,156,645                      $ 1,360,636
  Accrued Interest                                                              995,868                        1,151,757
                                                                    --------------------             --------------------
                                                                              2,152,513                        2,512,393
                                                                    --------------------             --------------------

Long-Term Liabilities
   Long-Term Notes Payable                                                   23,000,000                       23,000,000

 Equity
  Beginning Equity                                                            1,000,000                        1,000,000
  Retained Earnings                                                          (2,770,153)                        (107,669)
                                                                    --------------------             --------------------
                                                                             (1,770,153)                         892,331
                                                                    --------------------             --------------------

                                                                    --------------------             --------------------
Total Liabilities & Equity                                                 $ 23,382,360                     $ 26,404,724
                                                                    ====================             ====================

Energy Systems North East, LLC
Statement of Cash Flows
For the Years Ended September 30, 2003 and 2002
(Unaudited)

                                                                             Year Ended                    Year Ended
                                                                         September 30, 2003            September 30, 2002
                                                                        ---------------------         ---------------------
Cash Flows from Operating Activities:
  Net Loss                                                                     $ (2,662,484)                 $ (1,312,884)
  Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
            Depreciation and Amortization                                         1,096,117                     1,096,117
            Change in:
              Accounts Receivable                                                   813,374                      (120,562)
              Prepaid Expenses                                                       41,729                        84,464
              Other Assets                                                           34,981                       375,018
              Accounts Payable                                                     (203,991)                     (711,050)
              Accrued Interest                                                     (155,889)                      456,646
                                                                        ---------------------         ---------------------
               Total adjustments                                                  1,626,321                     1,180,633
                                                                        ---------------------         ---------------------

                                                                        ---------------------         ---------------------
                  Net cash used in operating activities                          (1,036,163)                     (132,251)
                                                                        ---------------------         ---------------------

Cash Flows from Investing Activities                                                      -                             -
                                                                        ---------------------         ---------------------

Cash Flows from Financing Activities                                                      -                             -
                                                                        ---------------------         ---------------------

Net Decrease in Cash and Cash Equivalents                                        (1,036,163)                     (132,251)
Cash, Beginning of year                                                           4,627,778                     4,760,029
                                                                        ---------------------         ---------------------
Cash, End of year                                                               $ 3,591,615                   $ 4,627,778
                                                                        =====================         =====================